                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


CONTACTS:  Tom Barrows                          Michael Irving
           Investor Relations                   Investor Relations
           Pacific Aerospace & Electronics      Madison & Wall Worldwide
           (509) 667-9600                       (407) 682-2001


      PACIFIC AEROSPACE & ELECTRONICS ANNOUNCES THIRD QUARTER FINANCIAL
        RESULTS, NON-CASH WRITE-DOWNS, AND RESTRUCTURING OF OPERATIONS


WENATCHEE, WA - March 30, 2001 - Pacific Aerospace & Electronics, Inc. (Nasdaq:
PCTH), a diversified manufacturing company specializing in metal and ceramic components and assemblies, today announced that it is putting in place an aggressive plan to restructure its operations. The Company plans to shrink its aerospace businesses through downsizing and divestiture of non-core, low-margin and unprofitable business units. The plan is intended to streamline the Company's operations and permit the Company to focus its attention and resources on growing its profitable technology-based electronics businesses.

The plan includes consolidation of manufacturing operations at the Company's Wenatchee site in order to achieve cost reductions and management efficiencies. The plan also calls for cost reductions, including work force reductions, at some of PA&E's aerospace business units. In addition, the Company plans to sell or shut down some of its under-performing aerospace related operations. The Company has been troubled financially since late 1998 when the commercial airplane industry suffered a downturn at approximately the same time that the Company incurred high-cost, high-yield debt to finance the acquisition of its European Aerospace Group. The Company has previously announced that its European Aerospace Group is for sale, and the Company has recently closed an unprofitable foundry in Tacoma, Washington. In addition to these actions, the Company is in the process of downsizing the U.S. Aerospace Group's Engineering & Fabrication Division by closing its fabrication facilities in Sedro-Woolley, Washington and selling assets related to the fabrication business. The downsizing of the fabrication operations began in March 2001 and is expected to be complete by summer. The Company will continue to strengthen its core electronics, engineering, and aerospace machining operations and to support those operations with value-added work.

As part of the plan, the Company has taken non-cash charges totaling $37.2 in the third quarter to recognize impairment losses and income tax expense related to under-performing assets. For the third quarter of fiscal 2001, the Company reported net sales of $27.1 million, and a net loss, including the non-cash charges, of $46.3 million, or ($1.32) per diluted share. For the first nine months of fiscal 2001, the Company's net sales were $82.2 million and its net loss was $53.5 million, or ($1.57) per diluted share.

Included in the net loss for the third quarter was a $25.0 million non-cash charge to reduce the goodwill associated with the Company's European Aerospace Group in anticipation of a loss on the sale of the group. The Company is actively pursuing the sale of the group, and the Company's goal is to close a sale on or around May 31, 2001. Also included in the third quarter net loss was approximately $7.4 million in impairment losses related to other assets sold or proposed to be sold in the restructuring process. The Company also wrote off deferred tax assets in the amount of $4.8 million. Without taking into account these non-cash charges, the third quarter net loss increased $7.4 million in comparison to the same quarter last year. Approximately $3.4 million of that amount was due to operational losses in the Company's U.S. Aerospace Group and resulted primarily from competitive pricing pressures; reduced or delayed demand related to customers' inventory management programs, which resulted in reduced revenues and increased production inefficiencies; front-end costs on new products and programs; and lower demand for heavy trucking products driven by higher fuel prices and a cyclical decline in the transportation market.

Don Wright, Chairman and CEO of PA&E said, "Over the last year, we have determined that our heavy debt load and our non-performing divisions are the primary reasons for the financial problems facing the Company. The decision to downsize and restructure the Company's operations was difficult to make, as it impacts many people, but it is a necessary business decision that is intended to help solve excess capacity issues and stop the continued deterioration of performance and losses at certain divisions in our aerospace businesses. On the bright side, the Company's core technology businesses have shown stable and steady improvement. It is our strategy to leverage our profitable electronic component capabilities and core engineering and materials science competencies further into markets that we know and with customers to whom we currently provide high-level quality and technology product solutions. While we still face a number of significant challenges, we are confident that this is the right direction for Pacific Aerospace & Electronics. Finally, I want to thank our employees, shareholders, customers, and vendors for their patience, loyalty and support of PA&E during the past several months."

Pacific Aerospace & Electronics Inc. is an international engineering and manufacturing company specializing in technically demanding component designs and assemblies for global leaders in the aerospace, defense, electronics, medical, telecommunications, energy and transportation industries. The Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies and processes to its competitive advantage. Pacific Aerospace & Electronics has approximately 1,000 employees worldwide and is organized into three operational groups -- U.S. Aerospace, U.S. Electronics and European Aerospace. More information may be obtained by contacting the company directly or by visiting its Web site at www.pcth.com.

Forward-looking statements in this release concerning trends or anticipated results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations and its ability to obtain sufficient cash if and when needed. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors, and price pressures); legal factors (such as limited protection of the Company's proprietary technology and changes in government regulation); financial factors (such as the Company's significant debt load); and the Company's dependence on key personnel and significant customers. More information about potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.

            PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
 Third Quarters and Nine Months Ended February 28, 2001 and February 29, 2000

                                                       Quarters Ended                               Nine Months Ended
                                      ------------------------------------------      -----------------------------------------
                                             February 28,          February 29,             February 28,          February 29,
                                                2001                  2000                      2001                  2000
                                             (Unaudited)           (Unaudited)              (Unaudited)           (Unaudited)
                                      --------------------  --------------------      -------------------   -------------------
NET SALES                                    $ 27,068,000          $ 26,501,000             $ 82,148,000          $ 84,072,000

COST OF SALES                                  27,993,000            21,355,000               75,065,000            67,115,000
                                      --------------------  --------------------      -------------------   -------------------

GROSS PROFIT (LOSS)                              (925,000)            5,146,000                7,083,000            16,957,000

OPERATING EXPENSES                             37,044,000             4,646,000               47,710,000            14,332,000
                                      --------------------  --------------------      -------------------   -------------------

INCOME (LOSS) FROM OPERATIONS                 (37,969,000)              500,000              (40,627,000)            2,625,000
                                      --------------------  --------------------      -------------------   -------------------

OTHER INCOME (EXPENSE)
     Interest Income                                    -                 1,000                        -                54,000
     Interest Expense                          (2,354,000)           (2,516,000)              (6,891,000)           (7,668,000)
     Other                                        (18,000)               10,000                   95,000                (1,000)
                                      --------------------  --------------------      -------------------   -------------------
                                               (2,372,000)           (2,505,000)              (6,796,000)           (7,615,000)
                                      --------------------  --------------------      -------------------   -------------------

NET INCOME (LOSS) BEFORE INCOME TAX           (40,341,000)           (2,005,000)             (47,423,000)           (4,990,000)

PROVISION FOR INCOME TAXES                     (5,976,000)              330,000               (6,089,000)             (205,000)
                                      --------------------  --------------------      -------------------   -------------------

NET INCOME ( LOSS)                            (46,317,000)           (1,675,000)             (53,512,000)           (5,195,000)
                                      --------------------  --------------------      -------------------   -------------------

OTHER COMPREHENSIVE INCOME (LOSS):
     Foreign currency translation                 877,000              (830,000)              (2,339,000)             (969,000)
     Income tax benefit (expense)                       -              (634,000)                       -              (681,000)
                                      --------------------  --------------------      -------------------   -------------------
                                                  877,000            (1,464,000)              (2,339,000)           (1,650,000)
                                      --------------------  --------------------      -------------------   -------------------
COMPREHENSIVE LOSS                          $ (45,440,000)         $ (3,139,000)           $ (55,851,000)         $ (6,845,000)
                                      ====================  ====================      ===================   ===================

NET INCOME (LOSS) PER SHARE:
        BASIC                                     $ (1.32)              $ (0.08)                 $ (1.57)              $ (0.26)
        DILUTED                                   $ (1.32)              $ (0.08)                 $ (1.57)              $ (0.26)

SHARES USED IN COMPUTATION OF
     NET INCOME (LOSS) PER SHARE:
        BASIC                                  35,020,000            21,043,000               34,135,000            20,044,000
        DILUTED                                35,020,000            21,043,000               34,135,000            20,044,000

             The accompanying notes are an integral part of these
                      consolidated financial statements.

                      PACIFIC AEROSPACE & ELECTRONICS, INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEETS
                                February 28, 2001 and May 31, 2000

                                                                         February 28,           May 31,
                                                                            2001                 2000
                                     ASSETS                              (Unaudited)           (Audited)
----------------------------------------------------------------------- -------------       --------------
CURRENT ASSETS
   Cash                                                                  $ 1,468,000          $ 2,154,000
   Accounts  receivable, net                                              18,722,000           21,210,000
   Inventories                                                            25,365,000           27,849,000
   Deferred income taxes                                                     117,000              872,000
   Prepaid expense and other                                               1,993,000            1,668,000
                                                                        -------------       --------------
             Total Current Assets                                         47,665,000           53,753,000
                                                                        -------------       --------------

PROPERTY AND EQUIPMENT, NET                                               34,227,000           44,076,000
                                                                        -------------       --------------

OTHER ASSETS
  Costs in excess of net book value of acquired subsidiaries, net          9,329,000           38,291,000
  Patents, net                                                             1,102,000            1,158,000
   Deferred income taxes                                                           -            2,303,000
  Deferred financing costs, net                                            3,326,000            3,597,000
  Other assets                                                               548,000              404,000
                                                                        -------------       --------------
               Total Other Assets                                         14,305,000           45,753,000
                                                                        -------------       --------------

TOTAL ASSETS                                                            $ 96,197,000        $ 143,582,000
                                                                        =============       ==============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
-----------------------------------------------------------------------
CURRENT LIABILITIES
   Accounts payable                                                     $ 14,108,000         $ 10,630,000
   Accrued liabilities                                                     4,663,000            4,589,000
  Accrued interest                                                           597,000            2,372,000
  Current portion of long-term debt                                        1,039,000            1,098,000
  Current portion of capital lease obligations                               443,000              504,000
   Lines of credit                                                                 -            5,379,000
                                                                        -------------       --------------
                Total Current Liabilities                                 20,850,000           24,572,000
                                                                        -------------       --------------

LONG-TERM LIABILITIES
  Long-term debt, net of current portion                                   3,419,000            4,161,000
  Capital lease obligations, net of current portion                          959,000            1,065,000
  Senior subordinated notes payable                                       63,700,000           63,700,000
  Short-term obligations to be refinanced with long-term debt              9,306,000                    -
  Deferred rent and other                                                  2,205,000              316,000

                                                                        -------------       --------------
                 Total Long Term Liabilities                              79,589,000           69,242,000
                                                                        -------------       --------------

Total Liabilities                                                        100,439,000           93,814,000
                                                                        -------------       --------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Convertible preferred stock                                                     -                    -
   Common stock                                                               38,000               30,000
   Additional paid in capital                                             85,009,000           83,173,000
   Accumulated other comprehensive loss                                   (8,589,000)          (6,250,000)
   Accumulated deficit                                                   (80,700,000)         (27,185,000)
                                                                        -------------       --------------
                  Total Stockholders' Equity (Deficit)                    (4,242,000)          49,768,000
                                                                        -------------       --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $ 96,197,000        $ 143,582,000
                                                                        =============       ==============

             The accompanying notes are an integral part of these
                      consolidated financial statements.